Exhibit 10.26




                    RESIGNATION AND MUTUAL RELEASE AGREEMENT


         This Resignation and Mutual Release Agreement (the "Agreement") is made by and between Interlink Computer Sciences, Inc., a California corporation (the "Company") and Charles W. Jepson ("Jepson").

         WHEREAS, Jepson has been employed by the Company;

         WHEREAS, in connection with Jepson's resignation as an officer and director of the Company, Jepson and the Company have mutually agreed to continue Jepson's pre-existing employment relationship with the Company with a predetermined future employment termination date;

         NOW, THEREFORE, in consideration of the mutual promises made herein, Jepson and the Company (collectively referred to as the "Parties") hereby agree as follows;


         1. Resignations. Jepson hereby resigns as of May 22, 1997 (the "Effective Date") as a director and an officer of the Company, and as a director and officer of any of the Company's subsidiaries.

         2. Employment and Duties.  During the Employment  Period (as defined in
Section 3 below), Jepson will continue to serve as an employee of the Company. The duties and responsibilities of Jepson shall include the duties and responsibilities as determined by mutual agreement between the Company and Jepson. Jepson shall perform faithfully all duties assigned to him during the Employment Period to the best of his ability. Jepson's salary and benefits shall continue as in effect prior to the Effective Date until termination of his employment.

         3. Termination.

                  (a) The Employment Period shall begin upon the Effective Date and shall expire at 5:00 p.m., California time, on November 21, 1997 (the "Termination Date") unless sooner terminated pursuant to the provisions of this Agreement. The period from the Effective Date until the Termination Date is referred to herein as the "Employment Period." The period from the Termination Date until 5:00 p.m., California time on May 21, 1998 is referred to herein as the "Severance Period."

                  (b) Early Termination. The Company may terminate Jepson's employment for Cause (as defined in Section 3(d)) at any time during the Employment Period and may terminate the payment of Severance (as defined in Section 5) and Benefits (as defined in Section 6) at any

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time during the Severance Period for Cause.  Jepson may terminate his employment at any time prior to the end of the Employment Period. Except as set forth in this Agreement, no compensation, benefits or other consideration will be paid or provided to Jepson on account of a termination for Cause or for periods following the date when such a termination is effective. Jepson's rights under the benefit plans of the Company following a termination for Cause shall be determined under the provisions of those plans.

                   (c) Death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of Jepson's death. Jepson's rights under the benefit plans of the Company in the event of Jepson's death prior to the Termination Date shall be determined under the provisions of those plans.

                  (d) Cause. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by Jepson to perform his duties hereunder, (ii) a willful act by Jepson which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by Jepson of a material provision of this Agreement, (iv) a material violation of a federal, state, or foreign law or regulation applicable to the business of the Company, or (v) Jepson's full-time employment (i.e. greater than 80 hours per month of employment or consulting services) with another entity, all as determined in good faith by the Company. No act or failure to act by Jepson shall be considered "willful" unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest.

         4. Vesting Under Stock Option Agreement. The parties acknowledge that the vesting of the stock options previously granted to Jepson under the Company's stock plans will continue to the extent the options would otherwise become exercisable through the termination of Jepson's employment. In accordance with the terms of such options, Jepson shall have until 30 days following termination of employment to exercise the vested portions thereof. There shall be no further vesting of any stock options previously granted to Jepson under the Company's stock plans following termination of employment.

         5. Severance Payments. The Company agrees to pay Jepson severance at the current base salary of $16,646 per month ("Severance"), to be automatically deposited per the Company's existing payroll policy through the Severance Period or until Jepson is terminated for Cause, whichever occurs earlier. The parties understand and agree that the Severance will be reduced by all necessary and appropriate taxes (e.g., payroll, withholding for Federal and State taxes, FICA, etc.) which the Company has the obligation of retaining.

         6. Benefits. Following the Employment Period, the Company shall continue to make coverage available to Jepson and his dependents under the Company's group health and dental plans and shall make all payments under such plans which would have otherwise been paid by Jepson through the Severance Period, and thereafter to the extent required by COBRA ("Health Coverage"). The Company shall also pay outplacement costs incurred by Jepson up to $10,000 (together with Health Coverage, the "Benefits").

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         7. Confidential Information. Jepson agrees to immediately return to the
Company  all  of  the  Company's   property  and  confidential  and  proprietary
information in his possession as of the termination of his employment, and agrees not to use or disclose any such information without the prior written consent of the Company. The limitations described in this Section 7 are in addition to any similar limitations to which Jepson is subject based on other legal or contractual obligations.

         8. Insider Trading. During the Employment Period, Jepson and the Company agree that Jepson shall be subject to the restrictions and obligations of the Company's Insider Trading Policy, as amended from time to time, a copy of which is in Jepson's possession.

         9. California Labor Code. Assuming the payments of the above severance amounts, California Labor Code section 206.5 will not be applicable to the parties hereto. Said section provides in pertinent part:

               NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE.

         10. Release of Claims. Jepson agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Jepson by the Company. The Company and Jepson, on behalf of themselves and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up to and including the Effective Date including, without limitation:

                  (a) any and all claims  relating to or arising  from  Jepson's
employment   relationship   with  the  Company  and  the   termination  of  that
relationship;

                  (b) any and all claims relating to, or arising from Jepson's right to purchase shares of stock of the Company;

                  (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; violation of any federal, state or municipal law including, but not limited to, any claims for violation of Title VII of the Civil rights Act of 1964, any and all claims for violation of the Age Discrimination in Employment Act of 1967, and any and all claims for violation of the California Fair Employment and Housing Act;

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                  (d) any and all  claims  arising  out of any  other  laws  and regulations relating to employment or employment discrimination; and

                  (e) any and all claims for attorneys' fees and costs.

         The Company and Jepson agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         11. Acknowledgment of Waiver of Claims under ADEA. Jepson acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Jepson and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Jepson acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Jepson was already entitled. Jepson further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         12. Civil Code Section 1542. The parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. The Company and Jepson acknowledge that they are familiar with the provisions of California Civil Code Section 1542 which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The Company and Jepson, being aware of said section, agree to expressly waive any rights that they may have thereunder, as well as under any other statute or common law principles of similar effect.

         13. Confidentiality. Except as required by law, the parties hereto each agree to use their best efforts to maintain in confidence the existence of contents and terms of, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each party hereto agrees to take every precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants and family members who have a reasonable need to know of such Settlement Information.

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         14. No Disparagement.  Except as required by law, Jepson agrees that as of the Effective Date, he will not comment on the Company or any of its affiliates or employees, directors, outside consultants or any other parties financially related thereto and upon any inquiries made to Jepson, whether directly or indirectly, relating to such parties, Jepson will refer such inquiries to the Company's Chief Financial Officer.

         15. Indemnification. The Company agrees that nothing in this Agreement will affect Jepson's rights to indemnification pursuant to Labor Code Section 2902 or the Company's Certificate of Incorporation or Bylaws.

         16. No Admissions. The parties understand and acknowledge that this Agreement constitutes a compromise and settlement of claims. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made, or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         17. Costs. The parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         18. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Jepson represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind him to the term and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         19. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied on any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         20. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

         21. Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning Jepson's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Jepson's relationship with the Company and his compensation by the Company.

         22. No Oral Modification. This Agreement may only be amended in writing signed by the parties.

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         23.  Governing Law. This Agreement shall be governed by the laws of the
State of California.

         24. Effective Date. This Agreement is effective seven (7) days after it has been signed by both parties.

         25. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with full intent of releasing all claims, and the parties acknowledge that:

                  (a) They have read the Agreement;

                  (b) The   have   been    represented   in   the   preparation,
negotiations, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They  understand  the  terms  and   consequences  of  this
Agreement and of the releases it contains; and

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS THEREOF, the parties have executed or caused to be executed by an authorized officer this Agreement on the respective dates set forth below.


CHARLES W. JEPSON                           INTERLINK COMPUTER SCIENCES, INC.


By:                                         By:
   ----------------------------------------    --------------------------------

Dated:                                      Dated:
      -------------------------------------       -----------------------------

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